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                                                                    Exhibit 99.1

                                  THE MERGER

EFFECTS OF THE MERGER

  Pursuant to the Merger Agreement, at the Effective Time, Titan Sub will merge with and into OEDC and each share of capital stock of OEDC issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.630 of a share of Titan Common Stock.

  As a result of the Merger, the separate corporate existence of Titan Sub will cease and OEDC will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Titan.

  No fraction of a share of Titan Common Stock will be issued in connection with the conversion of OEDC Common Stock pursuant to the Merger, and cash will be paid in lieu of any fractional shares. See "Certain Provisions of the Merger Agreement--Conversion of Shares; Procedure for Exchange of
Certificates; Fractional Shares."

  Assuming no change in the number of shares of OEDC Common Stock outstanding at the Effective Time from the number outstanding on the record date for the OEDC Special Meeting, the number of shares of Titan Common Stock subject to issuance in the Merger in exchange for shares of OEDC Common Stock is approximately 5,482,187.

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  Based on the capitalization of Titan and OEDC as of September 30, 1997, immediately after the Effective Time, the former holders of OEDC Common Stock will hold approximately 13.9% of the then outstanding Titan Common Stock. Titan does not own any shares of OEDC Common Stock.

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INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendations of the respective Boards of Directors with respect to the Merger, stockholders of Titan and OEDC should be aware that certain persons may have direct or indirect interests in the Merger separate from those of the stockholders of Titan and OEDC generally, including those discussed below.

  Interest of NGP; Registration Rights. As of September 30, 1997, NGP owned 4,767,407 shares (14.0%) of the outstanding Titan Common Stock and 2,209,460 shares (25.4%) of the outstanding OEDC Common Stock. R. Gamble Baldwin, a director of OEDC, is the general partner of G.F.W. Energy, L.P. ("GFW"), the general partner of NGP. David R. Albin, a director of Titan and OEDC, and Kenneth A. Hersh, a director of Titan, own limited partnership interests in GFW. Messrs. Albin, Baldwin and Hersh are three of the four managing members of the general partner of NGP II and also own limited partnership interests in NGP II's general partner. As of September 30, 1997, NGP II owned 5,000,777 shares (14.7%) of the outstanding Titan Common Stock. In addition to the shares of the Titan Common Stock and OEDC Common Stock owned by NGP, Mr. Baldwin directly owns 9,100 shares and 35,041 shares of Titan and OEDC, respectively. Messrs. Albin and Hersh, who disclaim beneficial ownership of Titan Common Stock owned by NGP II, beneficially own 115,772 shares and 67,381 shares, respectively, of Titan Common Stock and 52,596 shares and 49,012 shares, respectively, of OEDC Common Stock. Although OEDC informed Messrs. Albin and Baldwin from time to time on a limited basis of

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the general status of negotiations with Titan and, likewise, Titan informed
Mr. Hersh of the general status of negotiations with OEDC, none of these individuals participated in such negotiations or the deliberations of the board of either company in reviewing and approving the Merger.

  In consideration of NGP's agreement to terminate its rights under (i) the Registration Rights Agreement among OEDC, NGP and certain other stockholders of OEDC and (ii) the Registration Rights Agreement among Carrollton, NGP and certain other stockholders, Titan has agreed with NGP to use its best efforts to prepare, file and have declared effective within 180 days of consummation of the Merger a shelf registration statement registering for resale the 1,391,959 shares of Titan Common Stock to be received by NGP in the Merger and 357,486 shares of Titan Common Stock to be received by NGP in the anticipated acquisition of Carrollton. One half of these shares will remain subject to lock-up agreements with Titan until one year after consummation of the Merger. Titan has also agreed to include in the same shelf registration an aggregate of 86,088 shares of Titan Common Stock that Messrs. Albin, Baldwin and Hersh will receive in the Merger.

  Employment, Stock Options. David B. Strassner, Douglas H. Kiesewetter and R. Keith Anderson are executive officers and directors of OEDC who have recommended the Merger to OEDC stockholders. The Merger Agreement provides that after the Effective Time it is expected that Titan may, in its sole discretion, offer employment to the employees of OEDC including these three individuals; provided, however, that Titan shall have no obligations to retain any of the employees of OEDC. Titan shall provide the retained employees with the same benefits that accrue to employees of Titan and their OEDC employee options will vest fully as a result of the Merger.

  Voting Agreements. NGP and Messrs. Strassner, Kiesewetter and Anderson have delivered the Voting Agreements to Titan relating to the 2,209,460 shares, 748,828 shares, 557,806 shares and 308,036 shares of OEDC Common Stock each owns respectively. Each has agreed, among other things, to vote its or his shares of OEDC Common Stock (i) in favor of the Merger, (ii) against approval of any proposition in opposition to the Merger, (iii) against any merger or other transaction involving OEDC and any party other than as contemplated in the Merger Agreement and (iv) against any other proposal or action which could prohibit or discourage the Merger.

  Other than upon consummation of the Merger, the Voting Agreements terminate upon the earlier to occur of (i) the date on which Titan and OEDC mutually consent to terminate the Voting Agreement and (ii) the termination of the Merger Agreement pursuant to its terms. See "Certain Provisions of the Merger Agreement--Termination."

  OEDC Employee Stock Options. At the Effective Time, Titan will assume each OEDC employee option that remains unexercised and substitute shares of Titan Common Stock as purchasable under each assumed option. By the terms of the OEDC option plan, the assumed options will be fully vested as a result of the Merger and will otherwise have the same terms and conditions as the OEDC employee options. The number of shares of Titan Common Stock purchasable under an assumed option will be equal to the number of shares of Titan Common Stock that the holder of the OEDC employee option being assumed would have received upon consummation of the Merger had such OEDC employee option been fully vested and exercised in full immediately prior to consummation of the Merger. The per share exercise price of each assumed option will be an amount equal to the per share exercise price of the OEDC employee option being assumed divided by 0.630.

  Pursuant to Titan's assumption of the OEDC employee options, Messrs. Strassner, Kiesewetter and Anderson will have options to purchase 75,600 shares of Titan Common Stock at an exercise price of $19.05 per share. The other OEDC employees will have options to purchase an aggregate of 231,574 shares of Titan Common Stock, consisting of 113,400 shares at an exercise price of $19.05 per share and 118,175 shares at an exercise price of $5.73 per share. See "Certain Provisions of the Merger Agreement--OEDC Options."

  Indemnification. Titan has agreed that it will indemnify each person who is, has been at any time prior to the date of the Merger Agreement, or becomes prior to the Effective Time, an officer, director or employee of OEDC to the extent these persons are currently entitled to indemnity from OEDC, subject to certain exceptions.

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CONVERSION OF SHARES; PROCEDURE FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

  Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Titan, OEDC, Titan Sub or their respective stockholders, each share of OEDC Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares") will be converted into the right to receive 0.630 of a share of Titan Common Stock.

  As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares will be entitled, upon surrender thereof to Titan or its transfer agent, to receive in exchange therefor, as applicable a certificate or certificates representing the number of whole shares of Titan Common Stock into which the shares of OEDC Common Stock so surrendered shall have been converted in such denominations and registered in such names as such holder may request. Following the Effective Time, Titan will cause to be mailed to each holder of certificates that represented Shares immediately prior to the Effective Time, at such holder's address as it appears on OEDC's stock transfer records, a letter of transmittal and other information, advising such holder of the consummation of the Merger along with instructions to enable such holder to effect the exchange of stock certificates as contemplated by the Merger Agreement.

  Until so surrendered and exchanged, each certificate that prior to the Effective Time represented Shares shall represent solely the right to receive Titan Common Stock (and cash in lieu of fractional shares as described below, if any). Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of Titan Common Stock, as of any time on or after the Effective Time, shall be paid to the holders of such certificates that prior to the Effective Time represented Shares; provided, however, that, upon any such surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable on or after the Effective Time with respect to the number of whole shares of Titan Common Stock issued to such holder.

  All shares of Titan Common Stock issued upon the surrender for exchange of certificates that prior to the Effective Time represented Shares in accordance with the terms of the Merger Agreement (including any cash paid in lieu of fractional shares, as described below) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of OEDC of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that prior to the Effective Time represented Shares are presented to Titan for any reason, they shall be canceled and exchanged as provided in the Merger Agreement.

  No fractional shares of Titan Common Stock will be issued, and each holder of OEDC Common Stock who would otherwise be entitled to a fraction of a share of Titan Common Stock will, upon surrender of the certificates representing OEDC Common Stock held by such holder to Titan, be paid an amount in cash equal to the value of such fraction of a share based upon the closing sales price of Titan Common Stock, as reported on the Nasdaq National Market, on the last day on which there is a reported trade in the Titan Common Stock prior to the date on which the Effective Time occurs. No interest will be paid on such amount. All Shares held by a holder shall be aggregated for purposes of computing the number of shares of Titan Common Stock to be issued and cash in lieu of fractional shares.

  If any certificate for shares of Titan Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange has paid to Titan or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Titan Common Stock in any name other than that of the registered

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holder of the certificate surrendered, or has established to the satisfaction of Titan or its transfer agent that such tax has been paid or is not payable.

  OEDC STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES REPRESENTING OEDC COMMON STOCK TO TITAN OR ITS TRANSFER AGENT UNTIL THEY HAVE RECEIVED INSTRUCTIONS AS TO THE MANNER OF SURRENDER. OEDC STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THEIR PROXY.